Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Raymond L. Durham, certify that:

1. I have reviewed this annual report on Form 10-K of CellStar Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Raymond L. Durham

Raymond L. Durham, Chief Financial Officer

Date: September 24, 2004